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                                                               CENTEX EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 15, 2001 for Centex Corporation and Subsidiaries and our report dated May 15, 2001 for 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. and Subsidiaries included in this Form 10-K Joint Annual Report into the Company's previously filed Registration Statements on Form S-3 (File Nos. 33-61223; 333-65217; 333-72893; 333-94221; 333-96229; 333-49966; 333-54722; 333-54722-01; and 333-54722-02) and
on Form S-8 (File Nos. 33-29174; 33-44575; 33-55083; 33-55083-01; 33-55083-02;
333-28229; 333-28229-01; 333-28229-02; 333-37956; 333-55717; 333-55717-01;
333-55717-02; 333-74185; 333-74185-01; 333-74185-02; 333-86041; 333-86041-01;
and 333-86041-02).



                                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
    June 15, 2001